EXHIBIT 11
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                             CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss



                                                         Six months ended
                                                         ----------------
                                                             June 30,
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                                                       2005            2004
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Computation of Loss Per Share:


Weighted average number of common shares
  outstanding                                       28,716,134      28,716,134

Loss applicable to common stock (1) :              $(4,527,000)    $(4,442,000)
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Basic and diluted loss per common share:           $     (0.16)    $     (0.15)
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1. Losses applicable to Common Stock includes unpaid preferred stock dividends for the six months ended June 30, 2005 and 2004 in the amount of $4,557,000 in both periods.